PROXY CARD

LOGO

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SAMPLE BALLOT ONLY

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **www.proxyonline.com** using your proxy control number found below

3. By **PHONE** when you dial toll-free (888) 227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a representative when you call toll-free (800) 431-9633 Monday through Friday 9 a.m. to 10 p.m. Eastern Time

CONTROL NUMBER 123456789101

First Investors Balanced Income Fund
a series of First Investors Income Funds
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 7, 2018

The undersigned Shareholder(s) of the First Investors Balanced Income Fund, a series of First Investors Income Funds (“Trust”), hereby appoint(s) [insert name of proxies] (with full power of substitution), the proxy or proxies of the undersigned, to attend the Special Meeting of Shareholders of the First Investors Balanced Income Fund, to be held on September 7, 2018 at 9:00 a.m., Eastern Time, at the Trust’s office, located at 40 Wall Street, New York, New York 10005, and at any postponements or adjournments thereof (“Special Meeting”), to vote all of the shares of the First Investors Balanced Income Fund that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters properly brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on September 7, 2018: The Notice of Special Meeting of Shareholders and Combined Proxy Statement and Prospectus are available at: https://www.proxyonline.com/docs/FirstInvestor2018.pdf

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free (800) 431-9633. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

PROXY CARD

First Investors Balanced Income Fund

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. This proxy must be signed exactly as your name(s) appear(s) hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, partnership or other entity, please add titles as such. Joint owners must each sign. By signing this proxy card, you acknowledge that you have received the Combined Proxy Statement and Prospectus that the proxy card accompanies.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST’S BOARD OF TRUSTEES. This proxy card, when properly executed, will be voted as instructed.  If no specification is made, the proxy card will be voted “FOR” the Proposal.  The proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting.

THE TRUST’S BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL BELOW.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:	●

	FOR	AGAINST	ABSTAIN
PROPOSAL:

1
To approve the Agreement and Plan of Reorganization and Termination, adopted by the Board of Trustees of the First Investors Income Funds, to reorganize the First Investors Balanced Income Fund, a series of First Investors Income Funds, into the First Investors Total Return Fund, a series of First Investors Equity Funds.
	o	o	o

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

THANK YOU FOR YOUR CONSIDERATION AND VOTING